EXHIBIT (1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-121584) filed contemporaneously herewith of sanofi-aventis of our report dated June 25, 2007 relating to the financial statements and supplemental schedule of Sanofi Pasteur Inc. 401(k) Plan, which appears in this Form 11-K.

/s/	Fischer Cunnane & Associates Ltd

June 25, 2007